Exhibit 10.1

Execution Copy

THIS AGREEMENT AND ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.

Genome Protection, Inc.
SAFE
(Simple Agreement for Future Equity)
THIS SIMPLE AGREEMENT FOR FUTURE EQUITY (THIS “AGREEMENT”), DATED AS OF August 10, 2018, CERTIFIES THAT in exchange for the payment in instalments by Norma Investments Limited, a British Virgin Islands company (the “Investor”) of up to US$30,000,000.00 (the “Purchase Amount”) as specified herein, Genome Protection, Inc., a Delaware corporation (the “Company”), hereby grants to the Investor the right to certain shares of the Company’s capital stock, subject to the terms set forth below. The first installment of the Purchase Amount of US$10,500,000.00 is payable within 3 business days from the date of execution of this Agreement. The subsequent installments shall be made in the amount and within the timeframe determined in a drawdown request by the Company made after the corresponding decision of the Board of Directors, provided the Investor shall be given at least 10 business days’ prior written notice of the requirement to make any payment. It is preliminarily intended that one further instalment shall be advanced at the beginning of 2019 and a further final instalment shall be advanced at the beginning of 2020, but this remains subject to approval by the Board of Directors. The Company shall use the Purchase Amount in accordance with the budget and business plan prepared by the Company, as may be amended from time to time by the Board of Directors of the Company.
In order to induce Investor to enter into this Agreement, Cleveland Biolabs, Inc., a Delaware corporation, (“CBLI”) and Everon Biosciences, Inc., a New York corporation, (“Everon” and, together with CBLI, the “Shareholders”) each hereby irrevocably and unconditionally, jointly and severally, guarantee to the extent of their powers as shareholders of the Company the due and punctual performance by the Company of all of the Company’s obligations hereunder.

1.	Events.
(a)Equity Financing. If there is an Equity Financing at any time after the date of execution of this Agreement by the Company and the Investor, then the Investor shall have the right to require the Company to issue to the Investor and the Company shall have the right to require the Investor to accept the number of shares of Preferred Stock of the Company (the “New Round Stock”) obtained by dividing (x) the Purchase Amount actually paid to the Company hereunder by (y) 50% of the price per share of the Preferred Stock sold in the Equity Financing.
In connection with the issuance of such shares of New Round Stock to the Investor pursuant to Section 1(a): (i) the Investor will execute and deliver to the Company customary subscription, purchase and other documents related to the New Round Stock; provided, that such documents shall be substantially similar to the documents to be entered into with the purchasers of the Preferred Stock sold in the Equity Financing, and provided further that such documents shall include only limited representations and warranties and limited liability and indemnification obligations on the part of the Investor; (ii) the Investor and the Company will execute a Pro Rata Rights Agreement, unless the Investor is already included in such rights in the transaction documents related to the Equity Financing.
(b)Dissolution Event. If there is a Dissolution Event before this Agreement expires or terminates, the Company will pay an amount equal to the Purchase Amount actually disbursed by the Investor to the Investor immediately prior to, or concurrent with, the consummation of the Dissolution Event. The Purchase Amount will be paid prior and in preference to any Distribution of any of the assets of the Company to holders of outstanding Capital Stock by reason of their ownership thereof. If immediately prior to the

SIMPLE AGREEMENT FOR FUTURE EQUITY

consummation of the Dissolution Event, the assets of the Company legally available for distribution to the Investor, as determined in good faith by the Company’s board of directors, are insufficient to permit the payment to the Investor of the Purchase Amount actually disbursed by the Investor, then the entire assets of the Company legally available for distribution will be distributed to the Investor to the extent necessary to satisfy the Company’s obligation hereunder.
(c)Termination. This Agreement will expire and terminate (without relieving the Company of any obligations arising from a prior breach of or non-compliance with this Agreement) upon (i) the issuance of New Round Stock to the Investor pursuant to Section 1(a), (ii) payment in full by the Company of the Purchase Amount actually disbursed upon the occurrence of a Dissolution Event pursuant to Section 1(b), (iii) the payment in full by the Company of the Purchase Amount and/or the issuance of shares of Capital Stock pursuant to Section 1(d) or (iv) if Investor so chooses, pursuant to Section 7(b). Following such termination, the Investor will have no rights to any Capital Stock and the Company shall have no obligation to issue the Investor any Capital Stock, in each case pursuant to the terms of this Agreement and without prejudice to any other rights the Investor may have.
(d)Liquidity Event. If there is a Liquidity Event before the expiration or termination of this Agreement in accordance with subsection (c) above, the Investor will, at its option either: (i) receive a cash payment equal to the Purchase Amount actually disbursed by the Investor and accrued interest on the Purchase Amount at 6.33 percent per year, accrued on each tranche of the Purchase Amount starting from the date each such tranche was transferred to the bank account of the Company (subject to the following paragraph) by giving at least 10 business days’ prior written notice or, if the Investor does not select the option of cash payment according to subsection (i) then; (ii)  at the written request of the Investor, will promptly issue to the Investor, effective as of immediately prior to the occurrence of the Liquidity Event, a number of shares of Common Stock obtained by dividing (x) the Purchase Amount actually disbursed by the Investor by (y) 50% of the price per share determined by the Company’s pre-money valuation on the day before Liquidity Event (as determined by the Company in its reasonable judgment).
In connection with Section 1(d)(i), the Purchase Amount actually disbursed by the Investor will be due and payable by the Company to the Investor immediately prior to, or concurrent with, the consummation of the Liquidity Event. If there are not enough funds to pay the Investor in full, then all of the Company’s available funds will be disbursed to the Investor and the Investor will automatically receive the number of shares of Common Stock obtained by dividing (x) the remaining unpaid Purchase Amount actually disbursed by the Investor (plus accrued interest) by 50% of the price per share determined by the Company’s pre-money valuation on the day before Liquidity Event (as determined by the Company in its reasonable judgment), in each case, only to the extent necessary to satisfy the Company’s obligation under Section 1(d)(i). In connection with a Change of Control intended to qualify as a tax-free reorganization, the Company may reduce, pro rata, the Purchase Amount actually disbursed by the Investor (plus accrued interest) payable to the Investor by the amount determined by its board of directors in good faith to be advisable for such Change of Control to qualify as a tax-free reorganization for U.S. federal income tax purposes, and in such case, the Investor will automatically receive the number of shares of Common Stock equal to the remaining unpaid Purchase Amount actually disbursed by the Investor (plus accrued interest) divided by the price determined as described in this Section hereof.

SIMPLE AGREEMENT FOR FUTURE EQUITY

2.	Definitions.
(a)“Affiliate” means in relation to any person, any other person directly or indirectly Controlled by, or Controlling, or under common Control with, that person and, in the case of a trust, any trustee or beneficiary (actual or potential) of that trust and, in the case of an individual, any “Close Family Member” (i.e. any spouse or civil partner (former or present), parents (and those of his or her spouse or civil partner), descendants (including any child, whether by blood, adoption or marriage), siblings, aunts, uncles, cousins, nephews, or nieces) of such individual; and (without limitation to the generality of the foregoing) with respect to any person directly or indirectly Controlled by a trust (a “Controlling Trust”), an “Affiliate” of that person includes any beneficiary of such Controlling Trust, any Close Family Member of a beneficiary of such Controlling Trust and any other person directly or indirectly Controlled by, or under common Control, with (a) a beneficiary of such Controlling Trust or a Close Family Member of a beneficiary; or (b) a separate trust, with a beneficiary in common with such Controlling Trust or a beneficiary who is a Close Family Member of such Controlling Trust. For the purpose of this definition, “Control” means the power of a person to secure, directly or indirectly, (whether by the holding of shares, possession of voting rights or by virtue of any other power conferred by the articles of association, constitution, partnership deed or other documents regulating another person or otherwise) that the affairs of such other person are conducted in accordance with his or its wishes and “Controlled” and “Controlling” shall be construed accordingly.
(b)“Capital Stock” means the capital stock of the Company, including, without limitation, the Common Stock and the Preferred Stock.
(c)“Change of Control” means: (i) a transaction or series of related transactions in which any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Company’s board of directors; (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity; or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.
(d)“Common Stock” means the common stock of the Company.
(e)“Distribution” means the transfer to holders of Capital Stock by reason of their ownership thereof of cash or other property without consideration whether by way of dividend or otherwise, other than dividends on Common Stock payable in Common Stock, or the purchase or redemption of Capital Stock by the Company or its subsidiaries for cash or property other than: (i) repurchases of Common Stock held by employees, officers, directors or consultants of the Company or its subsidiaries pursuant to an agreement providing, as applicable, a right of first refusal or a right to repurchase shares upon termination of such service provider’s employment or services; or (ii) repurchases of Capital Stock in connection with the settlement of disputes with any stockholder.
(f)“Dissolution Event” means: (i) a voluntary termination of operations; (ii) a general assignment for the benefit of the Company’s creditors; or (iii) any other liquidation, dissolution or winding up of the Company (excluding a Liquidity Event), whether voluntary or involuntary.
(g)“Equity Financing” means a bona fide transaction or series of transactions with person(s) other than current shareholders of the Company and/or the Investor and its Affiliates with the principal purpose of raising capital, pursuant to which the Company issues and sells shares Preferred Stock at a fixed pre-money valuation and with aggregate proceeds of not less than US$3,000,000. For the avoidance of doubt, any part of the Purchase Amount or any other amount provided under this SAFE shall not be considered an Equity Financing.
(h)“Initial Public Offering” means the closing of the Company’s first firm commitment underwritten initial public offering of Common Stock pursuant to a registration statement filed under the Securities Act.
(i)“Liquidity Event” means a Change of Control, except for Change of Control resulting from the Equity Financing described in Section 1(a), or an Initial Public Offering.
(j)“New Round Stock” means the Preferred Stock .
(k)“Preferred Stock” means preferred stock of the Company.
(l)“Pro Rata Rights Agreement” means a written agreement between the Company and the Investor (and holders of other SAFEs, as appropriate) giving the Investor a right to purchase its pro rata share of private

SIMPLE AGREEMENT FOR FUTURE EQUITY

placements of securities by the Company occurring after the Equity Financing, subject to customary exceptions. Pro rata for purposes of the Pro Rata Rights Agreement will be calculated based on the ratio of (1) the number of shares of Capital Stock owned by the Investor immediately prior to the issuance of the securities occurring after the Equity Financing to (2) the total number of shares of Capital Stock on a fully diluted basis, calculated as of immediately prior to the issuance of the securities.
(m)“SAFE” means an instrument containing a future right to shares of Capital Stock, similar in form and content to this Agreement, purchased by investors for the purpose of funding the Company’s business operations.
(n)“Subsequent Convertible Securities” means convertible securities that the Company may issue after the issuance of this instrument with the principal purpose of raising capital, including but not limited to, other SAFES, convertible debt instruments and other convertible securities.
3.“MFN” Amendment Provision. If the Company issues any Subsequent Convertible Securities prior to termination of this Agreement, the Company will promptly provide the Investor with written notice thereof, together with a copy of all documentation relating to such Subsequent Convertible Securities and, upon written request of the Investor, any additional information related to such Subsequent Convertible Securities as may be reasonably requested by the Investor. In the event the Investor determines that the terms of the Subsequent Convertible Securities are preferable to the terms of this Agreement, the Investor will notify the Company in writing. Promptly after receipt of such written notice from the Investor, the Company agrees to amend and restate this Agreement to be identical to the instrument(s) evidencing the Subsequent Convertible Securities.

4.	Corporate Governance.
(a)Notwithstanding any other provision of this Agreement to the contrary, from the date of the that the Company receives the first tranche of the Purchase Amount in an amount not less than $10,500,000 from the Investor until the termination of this Agreement pursuant to its terms or otherwise:

(i)
the board of directors of the Company shall consist of a maximum of four directors, two of whom shall be appointed by the Investor pursuant to subsection (iii) below, one of whom shall be appointed by CBLI (each such director, and any successor or replacement nominated by the Investor, an “CBLI Director”) and one of whom shall be appointed by Everon (each such director, and any successor or replacement nominated by the Investor, an “Everon Director”);

(ii)
and at least one Investor Director (as defined below) must be present or otherwise participate (as provided for in subsection (vii) below) provided that a quorum shall not be less than one-third of all directors then in office at any board meeting for it to be deemed quorate, except that if due notice of a board meeting has been given and a quorum is not present within half an hour from the time appointed for the meeting: the board meeting shall be adjourned to such time and place as the directors of the Company shall determine; the directors of the Company must reconvene the board meeting and give at least three days’ notice of the reconvened meeting stating the date, time and place of the board meeting; and if no quorum is present at the reconvened board meeting within fifteen minutes of the time specified for the start of the board meeting the directors present in person or by proxy at that time shall constitute the quorum for that board meeting;

(iii)	the Investor shall have the right to appoint two of the four directors of the Company (each such director, and any successor or replacement nominated by the Investor, an “Investor Director”);

(iv)
if any of Investor Director from time to time resigns or otherwise ceases to be a director of the Company, then the Investor shall have the right to appoint a replacement director to the board of directors of the Company to fill such vacancy;

(v)
A Director may at any time appoint any person who is qualified to be appointed as Director (who may also be a serving Director or an alternate Director of the Company), to act as a substitute or alternate for him ("Alternate Director") at any meeting at which the appointing Director is not present. Every appointment or removal of Alternate Director shall be made in writing or by telegram, e-mail or by facsimile, delivered to the Company.

(vi)
Subject to the provisions of subsection (ii) above in respect to adjourned meeting, unless all of the Directors at that time agree to a shorter notice, or waive notice altogether, every Director shall be given at least ten (10) days’ notice (by letter, facsimile, email or phone) regarding the time and place at which any meeting of the Directors shall be held.

(vii)	Subject to the provisions of the Law, the Directors shall be entitled to hold their meetings by use of

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any means of communication, provided that all participating Directors are able to hear each other at the same time.

(viii)
each Investor Director shall be entitled to be a member of any committee of the board of directors whether now existing or hereafter established, except that such Investor Directors will not be entitled to participate in deliberations and decisions relating to any dealings or transactions between the Company and the Investor or that otherwise present a conflict of interest for such Investor Directors;

(ix)	the following matters will require unanimous approval of the elected directors of the Company (which, for the avoidance of doubt, must include the affirmative vote of both Investor Directors):

A.	the entry into an agreement or agreements providing for, or consummation of, any Change of Control;

B.	the entry into an agreement or agreements providing for, or consummation of, any Dissolution Event;

C.	any amendment to the Certificate of Incorporation or Bylaws of the Company; and

D.
transferring, licensing or assigning (out of the ordinary course of business) any intellectual property rights of the Company, including without limitation, the transfer or licensing (out of the ordinary course of business) of any patents, know how or trade secrets of the Company, and any applications relating thereto, or entering into any agreement with any third party with respect to the transfer of any material scientific or technical information;

E.
any sale or issuance of Capital Stock, including the granting of any options, convertible debt or any other instrument that gives or purports to give someone a right to any equity in the Company, except issuances of Capital Stock pursuant to this Agreement or any other Simple Agreement for Future Equity entered into with the prior approval of the board of directors of the Company.

(x)	the following matters will require approval of a majority of the elected directors of the Company:

•
incurring or permitting to subsist any aggregate financial indebtedness in excess of US$100,000, including by way of guaranteeing obligations of any other party, that is not already included in a budget approved by the board of directors of the Company (including the Investor Directors), except for its obligations under this Agreement;

•	granting security over or otherwise encumbering any of its assets;

•
entering into or being a party to any transaction with any director, officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, except for transactions contemplated by this Agreement;

•	hiring, terminating, or changing the compensation of the executive officers of the Company, including approving any option grants or stock awards to executive officers;

•	changing the principal business of the Company, entering new lines of business, or exiting the current line of business; and

•	transferring, licensing or assigning (out of the ordinary course of business) any material asset of the Company other than intellectual property rights.

(xi)
all other matters i) not specified in paragraphs (viii) or (ix) below; ii) not within the exclusive powers of the shareholders of the Company and/or iii)  not delegated to the officers of the Company shall require approval of a majority of the elected directors of the Company (which, for the avoidance of doubt, must include the affirmative vote of at least one Investor Director).

5.Company Representations. The Company, CLBI and Everon each hereby represents and warrants to the Investor as of the date hereof as follows:
(a)The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the power and authority to own, lease and operate its properties and carry on its business as now conducted.
(b)The execution, delivery and performance by the Company of this Agreement is within the power of the Company and, other than with respect to the actions to be taken when equity is to be issued to the Investor, has been duly authorized by all necessary actions on the part of the Company. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity. To the knowledge of the Company, it is not in violation of: (i) its current certificate of incorporation or bylaws, (ii) any material statute, rule or regulation applicable to the

SIMPLE AGREEMENT FOR FUTURE EQUITY

Company or (iii) any material indenture or contract to which the Company is a party or by which it is bound, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on the Company, its business, prospects or financial condition and results of operation.
(c)The performance and consummation by the Company of the transactions contemplated by this Agreement do not:

(i)	violate any material judgment, statute, rule or regulation applicable to the Company;

(ii)	result in the acceleration of any material indenture or contract to which the Company is a party or by which it is bound; or

(iii)
result in the creation or imposition of any lien upon any property, asset or revenue of the Company or the suspension, forfeiture, or nonrenewal of any material permit, license or authorization applicable to the Company, its business or operations.

(d)No consents or approvals are required in connection with the performance of this Agreement, other than:

(i)	the Company’s corporate approvals;

(ii)	any qualifications or filings under applicable securities laws; and

(iii)	necessary corporate approvals for the authorization of Capital Stock issuable pursuant to Section 1.
(e)As of the date hereof, the capital structure of the Company is follows: the only Capital Stock issued and outstanding is Common Stock; 1,000 shares of Common Stock (constituting 50% of the entire issued and outstanding Common Stock) are owned by CBLI; and 1,000 shares of Common Stock (constituting 50% of the entire issued and outstanding Common Stock) are owned by Everon Biosciences, Inc.. There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholders agreements, or agreements of any kind (oral or written) for the purchase or acquisition from the Company of any Capital Stock, except for this Agreement and Simple Agreement for Future Equity for $275,000 between the Company and M.A. Mogutov.
(f)The Company has not agreement, obligation or commitment with respect to the election of any individual or individuals to its board of directors and there be no voting agreement or other arrangement among the Company’s stockholders, except for this Agreement;
(g)The Company has no debts, liabilities or monetary obligations to any Person in excess of US$10,000 in the aggregate. Since incorporation of the Company, the operations and business of the Company have been conducted in all respects only in the ordinary course of business and the Company has not entered into any transaction which was not in the ordinary course of its business.
(h)There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the Company’s knowledge, threatened, against the Company, its assets, or any officer, director or employee of the Company, which questions the validity of this Agreement or the right of the Company to enter into any such agreements, or which would reasonably be expected to have a material adverse effect on the Company, its business or financial condition and results of operation. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.
The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes; know-how and other intellectual property rights necessary for its business as now conducted and without any conflict with, or infringement or misappropriation of the rights of, others and, to the Company’s knowledge, free and clear from all liens. Without limitation to the generality of the foregoing, the Company currently owns, free and clear from all liens, or is the valid license holder of, the intellectual property rights as listed in Exhibit 1 hereto.
(i)All information supplied by or on behalf of the Company to the Investor or its representatives prior to the execution of this Agreement was true, complete and accurate in all respects at its date and did not omit any information which, if disclosed, might adversely affect the Investor’s decision to enter into this Agreement and nothing has occurred since the date of such information which renders it untrue or misleading in any respect.
6.Investor Representations. The Investor hereby represents and warrants to the Company as follows:
(a)The Investor has full legal capacity, power and authority to execute and deliver this

SIMPLE AGREEMENT FOR FUTURE EQUITY

Agreement and to perform its obligations hereunder. This Agreement constitutes valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.
(b)The Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act. The Investor has been advised that this Agreement and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Investor is purchasing this Agreement and the securities to be acquired by the Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time. The Investor is not a person or entity, or an Affiliate of a person or entity, subject to sanction, embargo or trade restriction imposed by the United States government, including, without, limitation, any person or entity on (i) the Consolidated Screening List maintained at www.export.gov and (ii) the U.S. Treasury Department’s Office of Foreign Assets Control sanctions program list.
(c)The Investor acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning an investment in the Company through this Agreement and any shares of Capital Stock it acquires in connection with this Agreement. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Company’s securities. The Investor confirms that the Company has not given any guarantee or representations as to the potential success, return, effect or benefit of an investment in the Company’s securities. In deciding to invest in the Company, the Investor is not relying on the advice or recommendations of the Company or CBLI or any of its or their Affiliates or representatives and has made its own independent decision that the investment is suitable and appropriate for the Investor.

(d)
The Investor understands that this Agreement and the shares of Capital Stock issuable hereunder have not been, and will not be, registered under the Securities Act or state securities laws, by reason of specific exemptions from the registration provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that such securities are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, the Investor must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that the Company has no obligation to register or qualify the securities for resale and further acknowledges that, if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation, and may not be able, to satisfy. The Investor understands that no public market now exists for the Company’s securities and that the Company has made no assurances that a public market will ever exist for such securities.

7.Subsequent Financing from the Investor.
(a)In the event that the Investor or an Affiliate of the Investor subsequently decide(s) to provide additional investments to the Company or an Affiliate of the Company within the framework of a Simple Agreement for Future Equity (a “New SAFE”), then the Company and the Investor agree that the terms of any New SAFE that are more favorable to the Investor in any material respect shall apply to all SAFEs previously made by and between the Company and the Investor, except as such terms relate to temporal matters relating to the date of this Agreement.
(b)In the event that the Investor or an Affiliate of the Investor subsequently decide(s) to provide additional investments to the Company or an Affiliate of the Company in the form of equity financing, other than a New SAFE, pursuant to a separate agreement (a “New Financing Agreement”), then the Company agrees that the Investor shall have the option (in its sole and absolute discretion) to require the Company to treat the Purchase

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Amount actually disbursed by the Investor as monies provided under the New Financing Agreement, rather than this SAFE. If the Investor notifies the Company in writing that it wishes to exercise the aforementioned option, the Company shall enter into any and all documentation necessary or desirable to give effect to this and, upon the entering into force of such documentation, this SAFE shall terminate and be of no further force and effect.
8.Miscellaneous.
(a)Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and the Investor.
(b)The Investor shall transmit the Purchase Amount in US Dollars by wire transfer to the following Company’s bank account or another account that may be from time to time communicated by the Company:

Beneficiary: Genome Protection, Inc.
Bank:  Key Bank
Bank Address: 50 Fountain Plaza, Buffalo, NY 14202, USA
SWIFT:  KEYBUS33
ABA Routing Number:  021300077
Account Number:  320071001608
(c)Any notice required or permitted by this Agreement will be deemed sufficient when delivered personally or by overnight courier or sent by email (with confirmation of receipt) to the relevant address listed on the signature page, or 72 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address listed on the signature page, as subsequently modified by written notice.
(d)Subject and without prejudice to the provisions of Section 4 (Corporate Governance) of this Agreement, this Agreement, does not convey on the holder any right to vote or receive dividends or be deemed the holder of Capital Stock, nor will anything contained herein be construed to confer on the holder of this SAFE, as such, any of the rights of a stockholder of the Company or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive subscription rights or otherwise until Capital Stock has been issued upon the terms described herein.
(e)Neither this Agreement nor the rights contained herein may be assigned, by operation of law or otherwise, by either party without the prior written consent of the other; provided, however, that this Agreement and/or the rights contained herein may be assigned without the Company’s consent by the Investor to any Affiliate of the Investor, so long as such Affiliate is not then a person or entity subject to sanction, embargo or trade restriction imposed by the United States government, including, without, limitation, any person or entity on (i) the Consolidated Screening List maintained at www.export.gov and (ii) the U.S. Treasury Department’s Office of Foreign Assets Control sanctions program list.
(f)In the event any one or more of the provisions of this Agreement is for any reason held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Agreement operate or would prospectively operate to invalidate this Agreement, then and in any such event, such provision(s) only will be deemed null and void and will not affect any other provision of this Agreement and the remaining provisions of this Agreement will remain operative and in full force and effect and will not be affected, prejudiced, or disturbed thereby.
(g)All rights and obligations hereunder will be governed by the laws of the State of Delaware, without regard to the conflicts of law provisions of such jurisdiction.
(h)This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same instrument.
(i)The Company and the Investor intend that this SAFE be treated as an equity instrument in accordance with Section 385(c) of the Internal Revenue Code for U.S. federal income tax purposes, and agree to take positions consistent with the foregoing in their respective applicable tax filings.
(j)The Company and the Shareholders (to the extent of their powers as shareholders of the Company) each, jointly and severally, agrees to indemnify the Investors (and its Affiliates, shareholders, directors, officers, employees, agents, representatives and advisers) for, and defend and hold harmless from and against, any and all damages, losses, suits, claims, deficiencies, actions, proceedings, judgments, losses, expenses, diminution in value and other liabilities of any and every kind, including, without limitation, judgments and costs of settlements,

SIMPLE AGREEMENT FOR FUTURE EQUITY

including, without limitation, legal fees, (“Losses”) in each case, arising out of or suffered or incurred in connection with any misrepresentation or any material breach of this Agreement including any representations or warranties made by the Company and/or the Shareholders and all Losses related to any of the foregoing or to enforcement of the provisions hereof. The amount of Losses cannot be higher than the Purchase Amount.
(k)The Investor’s liability to the Company, and the Shareholders arising out of this Agreement, whether in contract, negligence, tort or otherwise, with the exception of fraud, gross negligence or willful misconduct where no such limit will apply, shall be limited to the Purchase Amount in aggregate. The Investor will have no liability to the Company or the Shareholders arising out of this Agreement for any loss or profit, loss of contract, loss of opportunity or any consequential or economic loss in any event.
[SIGNATURE PAGE FOLLOWS]

SIMPLE AGREEMENT FOR FUTURE EQUITY

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered on the date first set forth above.

Genome Protection, Inc.

By: /s/Yakov Kogan
Name: Yakov Kogan
Title: CEO
Address: 73 High Street, Buffalo, NY 14203, USA

Norma Investments Limited

By: /s/Chrystalla Comondrou Stylla
Name: Thackery Investments Limited
Title: Director
Address: Coastal Building, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Island.

Cleveland Biolabs, Inc.

By: /s/Yakov Kogan
Name: Yakov Kogan
Title: CEO
Address: 73 High Street, Buffalo, NY 14203, USA

Everon Biosciences, Inc.

By: /s/Alexander Polinsky
Name: Alexander Polinsky
Title: CEO
Address: 640 Ellicott Street, No. 444, Buffalo, New York 14203

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Exhibit 1

Intellectual Property Contributed by Everon

#	Subject	Type of IP	Reference
Proof of concept: validity of target and approach for antiaging and anticancer applications
1	Pharmacological Stimulation of TLR5 Receptor to Improve Quality of Life and Reduce Frailty	Invention disclosure and Patent application (Everon)	Patent Applications\Invention_Disclosure_Flagellin_Everon_April 2018.pdf
2	Inhibition of enzymatic activities and targeting of cells with active endogenous reverse transcriptase for prophylaxis and therapy of cancer and aging	Patent application (Being exclusively licensed by Roswell Everon)	Patent Applications\RT RPCI patent application Gudkov_PCT_RT_Ianuary 2018.pdf
3	Inhibition of endogenous reverse transcriptase to prevent cancer development and progression towards treatment resistance	A joint patent application by Everon and Roswell (To be exclusive licensed to Everon) and study report	Patent Applications\Everon_HRI_Provisional_62687527_June 20, 2018.pdf
4	Demonstration of desired biological activity of stavudine and lamivudine (HIV RT inhibitors) in a mouse model of premature aging (Sirt6-knockout mice)	Proprietary proof of concept; will be published and used for promotion of Everon’s approach	Manuscript (revised version) under review in Nature
5	Everon’s scientific concept on cellular targets for antiaging therapies	Company’s confidential presentations	Everon antiaging targets.pptx Retrobiome in cancer and aging.pdf
2-3. Small molecule inhibitors of RTL1’s polymerase and endonuclease activities
6	Technology (RTL1 recombinant protein, proprietary assays) of the high-throughput screening of RTL1 inhibitors and outcome of screening of 260,000 compound libraries	Basic technology, know-how (Everon)	Summary - L1RT project_June 2017.pdf ; EBS-L1RT-S-001 L1RT HTS

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7	Technology of validation of candidate RTL1 inhibitors in a cell-based assay		EBS-L1RT-C-002 L1RT Validation of hits in L1 neo RT assay.pdf
8	Technology (ENL1 recombinant protein, biochemical readout, proprietary assays) of the high-throughput screening of ENL1 inhibitors and outcome of screening of 260,000 compound libraries		EBS-L1EN-S-002 L1EN HTS, 2017.pdf; EBS-L1EN-S-003 L1EN HTS 150K, 2018.pdf
9	Technology of validation of candidate ENL1 inhibitors in molecular and cell-based assays		EBS-L1EN-C-004 L1EN Validation HTS hits.pdf; EBS-L1EN-C-005 L1EN cell-based HTS assay.pdf
10	List of chemical structures with applied physico-chemical properties, efficacy against ENL1, in vitro toxicity and an outline of hit-to-lead optimization strategy	Trade secret and proprietary technology (Everon)	EBS-L1EN-C-002 Medchem report_EN.pdf
11	List of chemical structures with applied physico-chemical properties, efficacy against RTL1, in vitro toxicity and an outline of hit-to-lead optimization strategy		EBS-L1RT-C-001 Medchem report_RT.pdf

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12	Synopsis of protocol of a clinical study of reverse transcriptase inhibitor lamivudine in patients with advanced small cell lung carcinomas (SCLC)	Clinical trial designed by leading expert physician, Dr. Grace Dy, at Roswell	SCLC lamivudine trial synopsis_draft.pdf
4. Vaccine against cells with active LINE1
13	Vaccine development plan embedded into overall R&D strategy of Everon	Basic strategy and technology (Everon)	R&D Everon Outline 4-30-2018.pdf
14	Choice and structure of antigens selected for vaccine preparation	Trade secret (Everon)	EBS-L1-V-002 Peptide-based Vaccine.pdf
5. Clinically feasible methodology that enables assessment of objective biological age and quality of life
15	Technology of Frailty Index estimation in preclinical models	Basic technology know-how (Everon)	EBS-A-129 Physiological FI, 2017.pdf
16	Preliminary results of clinical study on the relationship of selected candidate biomarkers and frailty index and age in humans	Proprietary know-how, emerging patent application on new biomarkers (Everon)	Report Diagnostic CT 05-11-2018.pdf
17	Description of approach and design of prospective clinical trial of Entolimod in elderly volunteers in Mayo Clinic	Presentation of clinical development plan discussed with Dr. Kirkland’s clinical and research team in Mayo Clinic in May 2018 (Everon)	Mayo visit Plan of Frailty Trial.pdf

SIMPLE AGREEMENT FOR FUTURE EQUITY

Intellectual Property Contributed and/orLicensed by CBLI
CBLI PATENT SCHEDULES

•	Schedule A1: “Entolimod Composition Patents and Patent Applications”

•	“Field of Use” means

•	This would be sublicensed by CBLI to GP (as CCF is the owner and CBLI is the exclusive licensee)

Schedule A1

Title	Jurisdiction		Patent Details
Flagellin related polypeptides and uses thereof	Europe	EP 05855104.5 Filing Date: 12-22-2005 Priority Date: 12-22-2004	EP 1838340 04-04-2018	ALLOWED
Flagellin related polypeptides and uses thereof	Israel	IL 184140 Filing Date: 12-22-2005 Priority Date: 12-22-2004		PATENTED
Flagellin related polypeptides and uses thereof	Israel	IL 227910 Filing Date: 12-22-2005 Priority Date: 12-22-2004		PATENTED
Flagellin related polypeptides and uses thereof	Japan	JP 2007-548451 Filing Date: 12-22-2005 Priority Date: 12-22-2004		PATENTED
Flagellin related polypeptides and uses thereof	USA	US 11/722,682 Filing Date: 05-02-2008 Priority Date: 12-22-2004		PATENTED
Flagellin related polypeptides and uses thereof	US	US 13/110,704 Filing Date: 05-18-2011 Priority Date: 12-22-2004		PATENTED
Flagellin related polypeptides and uses thereof	US	US 13/110,720 Filing Date: 05-18-2011 Priority Date: 12-22-2004	US 8,287,882 10-16-2012	PATENTED
Flagellin related polypeptides and uses thereof	US	US 14/284,354 Filing Date: 05-21-2014 Priority Date: 12-22-2004		PATENTED
Flagellin related polypeptides and uses thereof	US			PATENTED
Flagellin related polypeptides and uses thereof	US			PATENTED
Flagellin related polypeptides and uses thereof	US			PATENTED
Flagellin related polypeptides and uses thereof	US	US 15/254,695 Filing Date: 09-01-2016 Priority Date: 12-22-2004		PATENTED
Flagellin related polypeptides and uses thereof	US			PENDING

SIMPLE AGREEMENT FOR FUTURE EQUITY

•	Schedule A2: “Entolimod Oncology Patents and Patent Applications”

•	Proposed Field: “Field of Use” means

•	This would be licensed by CBLI (as owner)

Schedule A2

Title	Jurisdiction		Patent Details
Use of toll-like receptor agonist for treating cancer	Argentina	AR P120102493 Filing Date: 07-10-2012 Priority Date: 01-10-2011	N/A	PENDING
Use of toll-like receptor agonist for treating cancer	Israel	IL 227308 Filing Date: 01-10-2012 Priority Date: 01-10-2011		PATENTED
Use of toll-like receptor agonist for treating cancer	India	IN 1272/MUMNP/2013 Filing Date: 01-10-2012 Priority Date: 01-10-2011		PENDING
Use of toll-like receptor agonist for treating cancer	Japan	JP 2013-548628 Filing Date: 01-10-2012 Priority Date: 01-10-2011		PATENTED
Use of toll-like receptor agonist for treating cancer	Mexico	MX/a/2013/007967 Filing Date: 01-10-2012 Priority Date: 01-10-2011		PENDING
Use of toll-like receptor agonist for treating cancer	New Zealand	NZ 612615 Filing Date: 01-10-2012 Priority Date: 01-10-2011		PATENTED
Use of toll-like receptor agonist for treating cancer	USA	US 13/979,104 Filing Date: 07-10-2013 Priority Date: 01-10-2011	9,376,473 Jun-28-2016	PATENTED
Use of toll-like receptor agonist for treating cancer	USA	US 15/631,427 Filing Date: 23-Jun-2017 Priority Date: 01-10-2011	N/A	ALLOWED

SIMPLE AGREEMENT FOR FUTURE EQUITY

•	Schedule A3: “Super Entolimod (GP532) Patents and Patent Applications”

•	Proposed Field: “Field of Use” means

•	This would be assigned by CBLI (as owner) with license back for ARS

Schedule A3

Title	Jurisdiction		Patent Details
Flagellin compositions	Australia	2015296555 Filing Date: 07-29-2015 Priority Date: 07-30-2014	N/A	Pending
Flagellin compositions	Brazil	BR 11 2017 001796 2 Filing Date: 07-29-2015 Priority Date: 07-30-2014		Pending
Flagellin compositions	Canada	2,994,218 Filing Date: 07-29-2015 Priority Date: 07-30-2014		Pending
Flagellin compositions	China	2015800486281 Filing Date: 07-29-2015 Priority Date: 07-30-2014		Pending
Flagellin compositions	Eurasia	201790273 Filing Date: 07-29-2015 Priority Date: 07-30-2014		Pending
Flagellin compositions	Europe	15 827 248.4 Filing Date: 07-29-2015 Priority Date: 07-30-2014		Pending
Flagellin compositions	Hong Kong	17112073.6 Filing Date: 07-29-2015 Priority Date: 07-30-2014	N/A	Pending
Flagellin compositions	Israel	250334 Filing Date: 07-29-2015 Priority Date: 07-30-2014		Pending
Flagellin compositions	India			Pending
Flagellin compositions	Japan			Pending
Flagellin compositions	Korea			Pending
Flagellin compositions	Mexico	MX/a/2017/001279 Filing Date: 07-29-2015 Priority Date: 07-30-2014		Pending
Flagellin compositions	USA			Pending
Flagellin compositions	South Africa	2017/01286 Filing Date: 07-29-2015 Priority Date: 07-30-2014		Pending

SIMPLE AGREEMENT FOR FUTURE EQUITY

•	Schedule A4: “Entolimod Vaccine Patents and Patent Applications”

•	Proposed Field: “Field of Use” means all fields.

•	This would be assigned by CBLI (as owner)

Schedule A4

Title	Jurisdiction		Patent Details
Flagellin compositions and uses including effective vaccination	Australia	2015296298 Filing Date: 07/30/2015 Priority Date: 07-30-2014	N/A	Pending
Flagellin compositions and uses including effective vaccination	Canada	2,994,289 Filing Date: 07/30/2015 Priority Date: 07-30-2014		Pending
Flagellin compositions and uses including effective vaccination	China	2015800528424 Filing Date: 07/30/2015 Priority Date: 07-30-2014		Pending
Flagellin compositions and uses including effective vaccination	Eurasia	201790294 Filing Date: 07/30/2015 Priority Date: 07-30-2014		Pending
Flagellin compositions and uses including effective vaccination	Europe	15 827 000.9 Filing Date: 07/30/2015 Priority Date: 07-30-2014		Pending
Flagellin compositions and uses including effective vaccination	Israel	250331 Filing Date: 07/30/2015 Priority Date: 07-30-2014		Pending
Flagellin compositions and uses including effective vaccination	Japan	2017504354 Filing Date: 07/30/2015 Priority Date: 07-30-2014	N/A	Pending
Flagellin compositions and uses including effective vaccination	Mexico	MX/a/2017/001406 Filing Date: 07/30/2015 Priority Date: 07-30-2014	N/A	Pending
Flagellin compositions and uses including effective vaccination	USA	15/500,133 Filing Date: 07/30/2015 Priority Date: 07-30-2014	N/A	Pending

SIMPLE AGREEMENT FOR FUTURE EQUITY